UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

BROOKE CAPITAL CORPORATION
 (Exact name of registrant as specified in its charter)

Kansas	0-25679	48-118574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 College Boulevard Overland Park, Kansas	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 661-0123

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2007 (the “Closing Date”) Brooke Capital Corporation (“Company”) completed a merger pursuant to an Agreement and Plan of Merger dated August 31, 2007, as amended September 20, 2007, as amended November 15, 2007 (the “Merger Agreement”), by and among Brooke Corporation (“Brooke Corp.”), Brooke Franchise Corporation (“Brooke Franchise”) and the Company. Pursuant to the Merger Agreement, Brooke Franchise was merged with and into the Company.

The description of the merger contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

As a condition to closing the merger, the Company entered into a Tax Sharing Agreement with Brooke Corp. concerning certain tax matters after the merger and specifying their respective rights and obligations with respect to taxes due for periods before and after the merger.

As a condition to closing the merger, the Company entered into a Trademark Licensing Agreement with Brooke Corp. on the Closing Date granting the Company a worldwide, perpetual, royalty –free license for the trademark “Brooke” for use in conjunction with the Company’s insurance business.

As a condition of closing the merger, the Company also entered into an Amended and Restated Servicing and Tax Allocation Agreement with Brooke Corp. on the Closing Date providing for a monthly fee of zero dollars, the continuation of specified services during the transition period ending December 31, 2007 and for the reimbursement by Brooke Franchise to Brooke Corp. of all out of pocket expenses reasonably incurred by Brooke Corp. in connection with the operations of Brooke Franchise or the support provided by Brooke Corp to Brooke Franchise.

The descriptions of the Tax Sharing Agreement, the Trademark Licensing Agreement, and the Amended and Restated Servicing and Tax Allocation Agreement contained in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to these agreements, which are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed a merger pursuant to the Merger Agreement in which Brooke Franchise was merged with and into the Company, resulting in the Company being the surviving company. At the Closing Date, Brooke Corp. received merger consideration of 5,000,000 shares of Company common stock, par value $0.01 per share. An additional 2,250,000 shares of Company common stock will be reserved for issuance to Brooke Corp. as merger consideration pursuant to contingent earn-out payments tied to adjusted earnings of the Company (excluding its subsidiaries) in fiscal years 2007 and 2008. The Company has also reserved 2,000,000 additional shares of Company common stock for issuance in connection with stock or options expected to be granted pursuant to the Company’s 2007 Equity Incentive Plan, as amended. Pursuant to the Merger Agreement, Brooke Corp. has agreed it will not transfer the Company common stock that it received in the Merger for a period of 180 days after the Closing Date unless the Company otherwise consents.

Prior to the merger, Brooke Corp. owned 100% of Brooke Franchise and 53% of the Company. As a result of the closing of the merger, Brooke Corp. now owns approximately 81% of the Company. Robert Orr, the Chairman of the Board, President and Chief Executive Officer of the Company immediately prior to the Closing Date, is also the Chairman of the Board of Brooke Corp. He is also a member of a group that controls Brooke Corp. Michael Hess, Vice Chairman of the Board and President of the Company’s subsidiary, Brooke Capital Advisors, Inc., is an original investor in, and a current stockholder of, Brooke Corp. Keith Bouchey, a member of the Board of the Company, became the President and Chief Executive Officer of Brooke Corp. on October 1, 2007.

The number of shares of Company common stock issued by the Company to Brooke Corp. as merger consideration was the result of negotiations between management of the Company and Brooke Corp. As more fully discussed in the definitive Information Statement filed with the Securities and Exchange Commission on October 16, 2007 and distributed to stockholders regarding a special meeting of stockholders to consider approval of the merger, the Independent Directors Committee of the Board of Directors of the Company actively participated in the negotiation and approval of the Merger Agreement. The execution and delivery of the Merger Agreement by the Company followed a determination by the Independent Directors Committee that the terms of the Merger Agreement were fair to the stockholders of the Company, other than Brooke Corp. In making this determination, the Independent Directors Committee relied in part on a fairness opinion issued to it by a financial advisor and investment banking firm engaged by the Company to act as the Independent Directors Committee’s independent financial advisor with respect to analyzing the fairness, from a financial point of view, of the consideration to be paid by the Company in connection with the merger and in connection with the related agreement to acquire a non-standard automobile insurance company from Brooke Corp, in exchange for additional shares of Company common stock (the “Delta Plus Exchange Agreement”). In its opinion, the financial advisor determined that the consideration to be paid by the Company pursuant to the Merger Agreement was fair to the Company from a financial point of view.

The transactions contemplated by the Delta Plus Exchange Agreement are anticipated to close at a future date subject to satisfaction of conditions contained within the Delta Plus Exchange Agreement.

As described in the section entitled “Information about Business of Brooke Franchise” in the Information Statement, which is incorporated herein by reference, Brooke Franchise’s business prior to the merger consisted primarily of distributing property and casualty insurance through a network of independent agencies franchised under the “Brooke” name.

Item 3.02 Unregistered Sale of Equity Securities.

The information required by this Item is incorporated herein by reference to Item 2.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a condition to the closing of the merger, Kyle L. Garst and Dane S. Devlin were appointed directors of the Company effective November 15, 2007. Immediately following the merger, the Board of Directors of the Company appointed Mr. Garst as President and Chief Executive Officer of the Company and Mr. Devlin as Executive Vice President and Chief Operating Officer of the Company. At the same time, William Morton resigned as Chief Financial Officer and Treasurer of the Company effective November 15, 2007. Mr. Morton’s resignation was prompted by desire to attend to the affairs of other companies within the Brooke family of companies. Concurrently, the Board accepted Mr. Morton’s resignation and appointed Leland G. Orr as Chief Financial Officer and Treasurer of the Company effective November 15, 2007.

Mr. Garst, age 37, served as Chairman and Chief Executive Officer of Brooke Franchise from June 2007 until the merger. Previously, Mr. Garst was the Senior Vice President and a director of Brooke Franchise, serving in such capacity since September 2004, with responsibility for managing Brooke Franchise’s franchise sales activities. Mr. Garst joined Brooke Franchise as a sales representative in 1994. From 1997 to 1999, he was a sales representative and profit center leader for Koch Industries in Phoenix, Arizona. In March 1999, Mr. Garst returned as Brooke Franchise’s State Manager for Oklahoma and, in August 2000, he was named its Vice President and Regional Sales Manager for Texas, Oklahoma and Louisiana. In December 2001, Mr. Garst became Brooke Franchise’s Vice President and Investment Sales Manager, as well as its Investor Relations Manager, and served in those capacities until September 2004 when he assumed the position as Chief Executive Officer of Brooke Franchise.

Mr. Devlin, age 44, served as President and Chief Operating Officer of Brooke Franchise from June 2007 until the merger. Mr. Devlin joined Brooke Franchise in December 1999 as the Missouri State Manager. In August 2000, Mr. Devlin had assumed the position of Kansas City Regional Manager and was promoted to National Operations Manager by October 2001. Mr. Devlin was further promoted to Brooke Franchise’s National Vice President in January 2003 and has served as Senior Vice President since his appointment in September 2005. Prior to the merger, he was a member of the Board of Directors of Brooke Franchise. Prior to joining Brooke Franchise, Mr. Devlin acted as a Marketing Representative with Alliance Insurance Companies from 1998 to November 1999. In addition to his position with Alliance and his first positions with Brooke Franchise, Mr. Devlin also served as an insurance franchise owner from 1996 to 2001.

Leland G. Orr, age 44, currently serves as Director, Chief Financial Officer, Treasurer and Assistant Secretary of Brooke Corp. and has served as a director and officer of Brooke Corp. since its inception in 1986. Mr. Orr has been Brooke Corp’s Chief Financial Officer since 1995, Treasurer since 1986, and Assistant Secretary since 2001. He served as Brooke Corp’s President from 2003 until January 2005 and as Secretary from 1986 until 2001. In addition to his other responsibilities, Mr. Orr manages Brooke Corp’s processing center in Phillipsburg, Kansas. Prior to assuming the role of Chief Financial Officer for Brooke Corp., Mr. Orr served as President of Brooke State Bank, Jewell, Kansas, and as an accountant with Kennedy McKee and Company, LLP (formerly Fox & Company) in Dodge City, Kansas. He is a Certified Public Accountant and a member of each of the American Institute of Certified Public Accountants and the Kansas Society of Certified Public Accountants. Mr. Orr received a Bachelor of Science Degree in Accounting from Fort Hays State University in Hays, Kansas.

Robert D. Orr, who had previously advised the Company that he intended to resign his positions as Chairman of the Board, President and Chief Executive Officer of the Company, has agreed to continue as the Chairman of the Board of the Company. Robert Orr and Leland Orr are brothers.

Item 9.01 Financial Statements and Exhibits

The financial statements of Brooke Franchise and the pro forma financial information related to the merger described in Item 2.01 of this report will be filed by amendment to this current report on Form 8-K no later than 71 calendar days following the date this current report is required to be filed with the Securities and Exchange Commission.

  (a) Exhibits

2.1	Agreement and Plan of Merger dated August 31, 2007, as amended, by and among Brooke Franchise Corporation, Brooke Capital Corporation and Brooke Corporation (incorporated by reference in Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2007).

99.1	Tax Sharing Agreement dated as of November 15, 2007 by and between the Company and Brooke Corporation.

99.2	Trademark Licensing Agreement dated as of November 15, 2007 by and between the Company and Brooke Corporation.

99.3	Amended and Restated Servicing and Tax Allocation Agreement dated as of November 15, 2007 by and between the Company and Brooke Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Capital Corporation
(Registrant)

Date November 19, 2007	By	/s/ Kyle L. Garst
Kyle L. Garst, President and Chief Executive Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated August 31, 2007, as amended, by and among Brooke Franchise Corporation, Brooke Capital Corporation and Brooke Corporation (incorporated by reference in Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2007).

99.1	Tax Sharing Agreement dated as of November 15, 2007 by and between the Company and Brooke Corporation.

99.2	Trademark Licensing Agreement dated as of November 15, 2007 by and between the Company and Brooke Corporation.

99.3	Amended and Restated Servicing and Tax Allocation Agreement dated as of November 15, 2007 by and between the Company and Brooke Corporation.